EXHIBIT 10.32

STEINER LEISURE LIMITED

2009 INCENTIVE PLAN

1. PURPOSE.

The purpose of the Steiner Leisure Limited 2009 Incentive Plan (hereinafter referred to as this "Plan") is to (i) assist Steiner Leisure Limited (the "Company") in attracting and retaining highly qualified officers, key employees, directors and consultants for the successful conduct of its business; (ii) provide incentives and rewards for persons eligible for Awards which are directly linked to the financial performance of the Company in order to motivate such persons to achieve long-range performance goals; and (iii) allow persons receiving Awards to participate in the growth of the Company.

2. DEFINITIONS.

2.1. "Agreement" has the meaning set forth in Section 11.6 of this Plan.

2.2. "Award" has the meaning set forth in Section 5.1 of this Plan.

2.3. "Award Agreement" has the meaning set forth in Section 5.1 of this Plan.

2.4. "Board" means the Board of Directors of the Company.

2.5. "Cause" as a basis for termination of employment, means "cause" (or any similar term) as defined in an applicable employment agreement with the Company, or any Subsidiary with respect to any Employee that is a party to an employment agreement and, with respect to other Employees, means termination based on an act or omission of an Employee determined by a supervisor of the Employee or other management personnel of the Company or the Subsidiary in question to be an appropriate basis for termination.

2.6. "Change in Control" A Change in Control of an entity shall be deemed to occur if   a person or group (as defined under the federal securities laws for this purpose) of persons acquires shares of the Company representing a total of thirty-five percent (35%) or more of the voting power of the Company or over a twelve-month period a majority of the members of the Board is replaced by directors not endorsed by the members of the Board before their appointment.

2.7. "Code" means the United States Internal Revenue Code of 1986, as currently in effect or hereafter amended.

2.8. "Covered Employee" shall mean a "covered employee" as defined in Section 162(m) of the Code.

2.9. "Committee" means the committee appointed to administer this Plan in accordance with Section 4 of this Plan.

2.10. "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or that is expected to last for a continuous period of not less than 12 months; or the individual is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan provided by the Company.

2.11. "Effective Date" has the meaning set forth in Section 13 of this Plan.

2.12. "Employee" means any employee of the Company or any Subsidiary (as defined in Section 424 of the Code) including officers of the Company and any Subsidiary.

2.13. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.14. "Fair Market Value" unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any date, the mean of the high and low prices reported per Share on the applicable date (i) as quoted on the Nasdaq Global Select Market (the "Nasdaq Market") or (ii) if not traded on the Nasdaq Market, as reported by any principal national securities exchange in the United States on which it is then traded (or if the Shares have not been quoted or reported, as the case may be, on such date, on the first day prior thereto on which the Shares were quoted or reported, as the case may be). In the event the Shares are not traded on an established exchange, fair market value shall be determined in accordance with the safe harbor provisions of Code Regulation 1.409A-1, as amended.

2.15. "Fiscal Year" means the fiscal year then being utilized by the Company for accounting purposes.

2.16. "Incentive Share Option" or "ISO" means any Share Option granted to an Employee pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code or any successor provision.

2.17. "Nasdaq Market" has the meaning set forth in Section 2.14 of this Plan.

2.18. "Net Settlement" has the meaning set forth in Section 14 of this Plan.

2.19. "Non-Employee Director" has the meaning referenced in Section 4 of this Plan.

2.20. "Non-qualified Share Option" means any Share Option granted to a Participant pursuant to this Plan, which is not an ISO.

2.21. "Option Price" means the purchase price of one Share upon exercise of a Share Option.

2.22. "Participant" has the meaning specified in Section 3 of this Plan.

2.23. "Performance Award" means an Award described in Section 9 of this Plan.

2.24. "Performance Goals" shall mean the performance goals that a Participant must satisfy to receive payment as determined in accordance with Section 10 of this Plan.

2.25. "Restricted Share" means any Share issued pursuant to Section 8 of this Plan with the restriction that the holder may not sell, transfer, pledge or assign such Share and/or, as the case may be, with such other restrictions as the Committee may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.26. "Restricted Share Unit" or "RSU" means a right, granted under this Plan, to receive Shares or cash or a combination thereof at the end of a specified deferral period.

2.27. "Share" or "Shares" means the common shares of the Company.

2.28. "Share Appreciation Right" or "SAR" means the right of a Participant to receive cash and/or Shares with a Fair Market Value equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

2.29. "Share Option" or "Option" means an Award that entitles a Participant to purchase one Share for each Option granted.

2.30. "Subsidiary" shall mean any indirect or direct subsidiary of the Company the financial statements of which are consolidated with the financial statements of the Company in accordance with generally accepted accounting principles.

3. PARTICIPATION.

The participants in this Plan (including, as may be provided in an applicable Award Agreement, the estate, devisee, heir at law or other permitted transferee of a participant in this Plan, "Participants") shall be those persons who are selected to participate in this Plan by the Committee and who are (i) Employees serving in managerial, administrative or professional positions, (ii) directors of the Company or (iii) consultants to the Company or any Subsidiary.

4. ADMINISTRATION.

This Plan shall be administered and interpreted by a committee of two or more members of the Board appointed by the Board. Members of the Committee shall be "Non-Employee Directors" as that term is defined for purposes of Rule 16b-3(b)(3)(i) under the Exchange Act, and "outside directors" for purposes of Code Section 162(m). All decisions and acts of the Committee shall be final and binding upon all Participants. The Committee: (i) shall determine the number and types of Awards to be made under this Plan; (ii) shall set the Option Price, the grant price or the purchase price for each Award; (iii) may establish any applicable administrative regulations to further the purpose of this Plan; (iv) shall approve forms of Award Agreements between a Participant and the Company; and (v) may take any other action desirable or necessary to interpret, construe or implement the provisions of this Plan. Prior to the appointment of the Committee by the Board, or if the Committee shall not be in existence at any time during the term of this Plan, this Plan shall be administered and interpreted by the Board and, in such case, all references to the Committee herein shall be deemed to refer to the Board. In the event this Plan is administered and interpreted by the Board, all members of the Board not classified as Non-Employee Directors shall abstain or recuse themselves from any discussion or action taken by the Board with respect to this Plan.

5. AWARDS.

5.1. Form of Awards . Awards under this Plan may be in any of the following forms (or a combination thereof): (i) Share Options; (ii) Share Appreciation Rights; (iii) grants of Shares, including Restricted Shares and RSUs; or (iv) Performance Awards, provided, however, that ISOs may be granted only to Employees (collectively, "Awards"). The Committee may require that any or all Awards under this Plan be made pursuant to an agreement between the Participant and the Company (an "Award Agreement").

5.2. Maximum Amount of Shares Available. The total number of Shares (including Restricted Shares, if any) granted, or covered by Options granted, under this Plan during the term of this Plan shall not exceed 1,000,000. All of such shares may be subject to grants of ISOs. The maximum number of Shares that may be subject to an Award granted to a Covered Employee during any Fiscal Year is 200,000. Solely for the purpose of computing the total number of Shares granted or covered by options granted under this Plan, there shall not be counted any Shares which have been forfeited and any Shares covered by Options which, prior to such computation, have terminated in accordance with their terms or have been cancelled by the Participant or the Company. Notwithstanding the above, in the event a Share Option or Share Appreciation Right held by a Covered Employee is cancelled, the cancelled Award shall be counted against the maximum number of Shares that may be subject to an Award granted to a Covered Employee during any Fiscal Year.

Awards settled in cash under this Plan shall not be counted against the maximum number of shares that may be granted under this Plan. Shares awarded under this Plan which are surrendered to pay the exercise price of Options or SARs or to meet income tax obligations in connection with the vesting of Awards shall be counted against the maximum of Shares that may be granted under this Plan.

5.3. No Repricing. Unless such action is approved by the Company's shareholders in accordance with applicable law and other than adjustments to the Option Price or SAR grant price, as the case may be, pursuant to Section 5.4, below, (i) no outstanding Options or SARs granted under this Plan may be amended to provide an Option Price or grant price, respectively, that is lower than the then-current Option Price or grant price of such outstanding Options or SARs; (ii) the Committee may not cancel any outstanding Options or SARs and grant in substitution therefor new Awards under this Plan covering the same or a different number of Shares and having an Option Price or grant price, respectively, lower than the then-current Option Price or grant price of the cancelled Options or SARs; and (iii) the Committee may not authorize the repurchase of outstanding Options or SARs which have an Option Price or grant price, respectively, that is higher than the then-current Fair Market Value of a Share.

5.4 Adjustment in the Event of Recapitalization, etc. In the event of any change in the outstanding Shares of the Company by reason of any share split, share dividend, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares or other similar corporate change, special distribution to the shareholders or any other event which, in the judgment of the Committee, necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Committee shall make such equitable adjustments as it deems appropriate in (i) the number of Shares available, both under this Plan as a whole and with respect to individuals, (ii) the number and type of Shares subject to or underlying outstanding Awards, (iii) the grant price, purchase price or Option Price with respect to any Award, as the case may be, and (iv) to the extent that such discretion will not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals with respect to an Award. Any such adjustment shall be conclusive and binding for all purposes of this Plan.

5.5. Change in Control. Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company, the Committee may, in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan or the applicable Award Agreement, (ii) Awards shall terminate; provided that the Participant shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee shall determine and designate, to exercise any vested Award in whole or in part, and/or (iii) Awards shall terminate; provided that Participants shall be entitled to a cash payment equal to the excess of the aggregate fair market value (as determined in good faith by the Committee) of the Shares subject to the Awards (to the extent then exercisable) over the aggregate Option Price, grant price or purchase price, as the case may be.

5.6. Change in Status of Subsidiary . Unless otherwise provided in an Award Agreement, in the event of a Change in Control of a Subsidiary, or in the event that a Subsidiary ceases to be a Subsidiary, the Committee may, in its sole and absolute discretion, (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing services for such Subsidiary may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan or the applicable Award Agreement and/or (ii) treat the employment or other services of a Participant employed by such Subsidiary as terminated if such Participant is not employed by the Company or Subsidiary immediately after such event.

5.7 Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, this Plan shall terminate, and all Awards outstanding hereunder shall terminate. In the event of any termination of this Plan under this Section 5.7, each individual holding an Award shall have the right, immediately prior to the occurrence of such termination and during such reasonable period as the Committee shall determine and designate, to exercise such Award in whole or in part, whether or not such Award was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to this Plan.

6. SHARE OPTIONS.

6.1. Grant of Award. The Company may award Options to purchase Shares, including Restricted Shares (hereinafter referred to as "Share Option Awards") to such Participants as the Committee authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Share Option Award, and designate in the grant, whether a Participant is to receive an ISO or a Non-qualified Share Option.

6.2. Option Price. The Option Price per Share subject to a Share Option Award shall be specified in the grant, but, in no event shall be less than the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, if the Participant to whom an ISO is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Company, the Option Price per Share subject to such grant shall be not less than one hundred ten percent (110%) of the Fair Market Value.

6.3. Terms of Option. A Share Option that is an ISO shall not be transferable by the Participant other than as permitted under Section 422 of the Code or any successor provision and this Plan, and, during the Participant's lifetime, shall be exercisable only by the Participant. Non-qualified Share Options are subject to such restrictions on transferability and exercise as set forth in this Plan and as may be provided for by the Committee in the terms of the grant thereof. A Share Option shall be of no more than ten (10) years' duration, except that an ISO granted to a Participant who, at the time of the grant, owns Shares representing more than ten percent (10%) of the combined voting power of the Company shall by its terms be of no more than five (5) years' duration. A Share Option shall vest in a Participant to whom it is granted and be exercisable only after the earliest of: (i) such period of time as the Committee shall determine and specify in the grant, but, with respect to Employees, in no event less than one (1) year following the date of grant of such Award; (ii) the Participant's death; or (iii) a Change in Control.

6.4. Exercise of Option. Subject to the following exceptions, and except as provided in an applicable Award Agreement, a Share Option awarded to a Participant who is an employee is only exercisable by that Participant while the Participant is in active employment with the Company or a Subsidiary or within (i) 30 days after termination of such employment for Cause; (ii) a one-year period after a Participant's death, provided the Option is exercised by the estate of the Participant or by any person who acquired such Option by bequest or inheritance; (iii) a three-month period commencing on the date of the Participant's termination of employment other than due to death, Disability, or by the Company or a Subsidiary for Cause; or (iv) a one-year period commencing on the Participant's termination of employment on account of Disability. A Share Option may not be exercised pursuant to this paragraph after the expiration date of the Share Option. The foregoing is intended to comply with Section 422 under the Code. To the extent those requirements change, this Section 6.4 shall be deemed to be amended to reflect such change.

An Option may be exercised with respect to part or all of the Shares subject to the Option by giving written notice to the Company of the exercise of the Option. The Option Price for the Shares for which an Option is exercised shall be paid on or within ten (10) business days after the date of exercise in cash (by certified or bank cashier's check), in whole Shares owned by the Participant prior to exercising the Option, in a combination of cash and such Shares or on such other terms and conditions as the Committee may approve.

6.5. Limitation Applicable to Incentive Share Options. The aggregate Fair Market Value (determined at the time such ISO is granted) of the Shares for which any individual may have an ISO which first became vested and exercisable in any calendar year (under all plans of the Company under which Share Options are available for grant) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall be treated as Non-Qualified Share Options. In the event the individual holds two or more such Option Awards that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Option Awards were granted.

6.6. Notification of Company Upon Disqualifying Disposition of Incentive Share Options. In the event a Participant sells or otherwise transfers Shares acquired through the exercise of an Incentive Share Option prior to the expiration of the required holding period under Code Section 422, the Participant shall provide prompt notice of such sale or transfer to the Company.

7. SHARE APPRECIATION RIGHTS.

Subject to the terms and conditions of this Plan, the Committee may grant Share Appreciation Rights (SARs), in such amounts and on such terms and conditions as the Committee shall determine, including, but not limited to, those listed below, except that an SAR shall vest in a Participant to whom it is granted and be exercisable only after the earliest of: (i) such period of time as the Committee shall determine and specify in the grant, but, with respect to Employees, in no event less than one (1) year following the date of grant of such SAR; (ii) the Participant's death; or (iii) a Change in Control:

(i) whether the SAR is granted independently of an Option or relates to an Option or other Award; provided that if a SAR is granted in relation to an Option, then, unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. In such case, upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to a SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR;

(ii) the grant date, which may not be any day prior to the date that the Committee approves the grant;

(iii) the number of Shares to which the SAR relates;

(iv) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR on the date of grant;

(v) the terms and conditions of exercise or maturity;

(vi) the term, provided that a SAR must terminate no later than ten years after the date of grant;

(vii) the exercise period following a Participant's termination of employment; and

(viii) whether the SAR will be settled in cash, Shares or a combination thereof.

8. GRANTS OF SHARES AND RESTRICTED SHARE UNITS.

8.1. General. The Committee may grant, either alone or in addition to other Awards granted under this Plan, Shares (including Restricted Shares) and Restricted Share Units to such Participants as the Committee authorizes and under such terms (including the payment of a purchase price) as the Committee establishes. Any Participant who receives Shares under this Plan who determines to make an election under Section 83(b) of the Code must notify the Company in writing promptly after such election is made.

8.2. Restricted Share Terms. Awards of Restricted Shares shall be subject to such terms and conditions as are established by the Committee. Such terms and conditions may include, but are not limited to, the requirement of continued service with the Company or a Subsidiary, the manner in which such Restricted Shares are held, the extent to which the holder of such Restricted Shares has rights of a shareholder and the circumstances under which such Restricted Shares shall be forfeited. A Participant shall have, with respect to Restricted Shares, only the rights of a shareholder of the Company as provided in the applicable Award Agreement. Upon the termination of employment of a Participant who is an Employee during the period any restrictions are in effect, all Restricted Shares shall be forfeited without compensation to the Participant unless otherwise provided in the Award of such Restricted Shares.

The period over which an Award of Restricted Shares shall vest shall not be less than three years from the date of grant of the Award, except for Awards made to Non-Employee Directors of the Company (up to a total of 100,000 Shares, including RSUs), which may have a vesting period of less than three years.

8.3 Restricted Share Units. RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other rights and restrictions, if any, as the Committee may impose as reflected in the applicable Award Agreement, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine.

The period over which an Award of RSUs shall vest shall not be less than three years from the date of grant of the Award, except for Awards made to Non-Employee Directors of the Company (up to a total of 100,000 Shares, including Restricted Shares), which may have a vesting period of less than three years. Any cash or Shares paid or delivered to a Participant upon the vesting of an RSU shall be paid or delivered no later than two and one half months following the calendar year in which any substantial risk of forfeiture (as defined in Code Section 409A) associated with such RSU lapses.

9. PERFORMANCE AWARDS.

The Committee may grant, either alone or in addition to other Awards granted under this Plan, Awards based on the attainment, over a specified period, of individual Performance Goals as the Committee authorizes and under such terms as the Committee establishes. Performance Awards shall entitle the Participant to receive an Award if the measures of performance established by the Committee are met. The Committee shall determine the times at which Performance Awards are to be made and all conditions of such Awards. Performance Awards may be paid in cash or Shares. Unless otherwise provided in the Award, a Participant who is an Employee must be an Employee at the end of the performance period in order to receive the Performance Award.

Payments of Performance Awards under this Section 9 shall be made between January 1 and March 15 of the calendar year following that in which such payment first ceases to be subject to a substantial risk of forfeiture.

With respect to any Fiscal Year of the Company, an Award to any Participant under this Section 9 in the form of cash or other form of property (other than Shares) shall have a value not in excess of $4,000,000.

A Participant shall have, with respect to the Shares awarded under this Section 9, only the rights of a shareholder of the Company as provided in the terms of the applicable Award Agreement.

The period over which an Award of Shares under this Section 9 shall vest shall be not less than one year from the date of grant of the Award. Any cash or Shares delivered to a Participant upon the vesting of the Performance Award shall be delivered or paid to the Participant no later than two and one half months following the calendar year in which any substantial risk of forfeiture (as defined in Code Section 409A) associated with such Performance Award lapses.

10. PERFORMANCE GOALS.

"Performance Goals" means the specified performance goals which have been established by the Committee in connection with an Award. Performance Goals will be based on one or more of the following criteria, as determined by the Committee:

(i) the attainment of certain target levels of, or a specified increase in, the Company's and/or a Subsidiary's or other operational unit's enterprise value or value creation targets;

(ii) the attainment of certain target levels of, or a percentage increase in, the Company's and/or a Subsidiary's or other operational unit's after-tax or pre-tax profits, including, without limitation, that attributable to the Company's and/or a Subsidiary's or other operational unit's continuing and/or other operations;

(iii) the attainment of certain target levels of, or a specified increase relating to, the Company's and/or a Subsidiary's or other operational unit's operational cash flow or working capital, or a component thereof;

(iv) the attainment of certain target levels of, or a specified decrease relating to, the Company's and/or a Subsidiary's or other operational unit's operational costs, or a component thereof;

(v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company's and/or a Subsidiary's or other operational unit's long-term or short-term public or private debt or other similar financial obligations of the Company and/or Subsidiary or other operational unit, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

(vi) the attainment of a specified percentage increase in earnings per share or earnings per share from the Company's and/or a Subsidiary's or other operational unit's continuing operations;

(vii) the attainment of certain target levels of, or a specified percentage increase in, the Company's and/or a Subsidiary's or other operational unit's sales, net sales, operating income, revenues, net revenues, net income or net earnings or earnings before income tax or other exclusions;

(viii) the attainment of certain target levels of, or a specified increase in, the Company's and/or a Subsidiary's or other operational unit's return on capital employed or return on invested capital;

(ix) the attainment of certain target levels of, or a percentage increase in, the Company's and/or a Subsidiary's or other operational unit's after-tax or pre-tax return on shareholder equity;

(x) the attainment of certain target levels in the Fair Market Value of the Shares;

(xi) the growth in the value of an investment in the Shares assuming the reinvestment of dividends;

(xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization); and

(xiii) successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith; successful dispositions of Subsidiaries or operational units of the Company or any of its Subsidiaries.

In addition to the above criteria, the Performance Goals may be based upon the attainment by the Company and/or a Subsidiary or other operational unit thereof of specified levels of performance under one or more of the foregoing measures relative to the performance of other business entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may, in connection with the grant of the Award, (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described above; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include, as determined by the Committee, a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

The Performance Goals applicable to an Award shall be established in writing by the Committee no later than the earlier of the date: (i) the Performance Goal outcome becomes substantially certain, (ii) if the period over which the Performance Goals are measured is at least one year, 90 days after the commencement of such period, or (iii) if the period over which the Performance Goals are measured is less than one (1) year, the date representing twenty-five percent (25%) of such period. Prior to any payment of an Award subject to Performance Goals, the Committee shall certify in writing that the Performance Goals have been met. Notwithstanding any other provision of this Plan, neither the Committee nor the Board shall have the power or the authority to increase the amount of compensation that would otherwise be payable upon the attainment (or nonattainment) of a Performance Goal.

11. GENERAL PROVISIONS.

11.1. Assignment. A Participant may not sell, assign, transfer (otherwise than without value or consideration or by bequest, devise or otherwise through operation of law) or pledge, or otherwise encumber any Award, prior to the date upon which any restrictions applicable to such Award have lapsed.

11.2. No Separate Monies. Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant under this Plan for any year.

11.3. No Employment Rights. Participation in this Plan shall not affect the right of the Company or any Subsidiary to discharge a Participant, nor constitute an agreement of employment between a Participant and the Company or any Subsidiary.

11.4. Governing Law. This Plan shall be interpreted in accordance with, and the enforcement of this Plan shall be governed by, the laws of The Bahamas, subject to any applicable United States federal or state securities laws and federal income tax laws (as specified herein).

11.5. Headings. The headings preceding the text of the sections of this Plan have been inserted solely for convenience of reference and do not affect the meaning or interpretation of this Plan.

11.6 Employment Agreement. In the event a Participant is covered by an employment, change in control or other similar agreement (each, an "Agreement") and there is a conflict between the terms of the Agreement and the terms of this Plan, then the terms and conditions of the Agreement shall control.

12. AMENDMENT, SUSPENSION OR TERMINATION.

12.1. General Rule. Except as otherwise required under applicable rules of the Nasdaq Market or a securities exchange or other market where the securities of the Company are traded or applicable law, the Board may suspend, terminate or amend this Plan, including, but not limited to, such amendments as may be necessary or desirable resulting from changes in the United States federal income tax laws and other applicable laws, without the approval of the Company's shareholders or Participants, so long as such actions by the Board do not (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares which may be issued under this Plan, (iii) materially modify the requirements for participation in this Plan or (iv) adversely affect any Awards previously granted to a Participant without the Participant's consent.

12.2. Compliance With Rule 16b-3. With respect to any person subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the requirements of Rule 16b-3 under the Exchange Act, as applicable during the term of this Plan. To the extent that any provision of this Plan or action of the Committee or its delegates fails to so comply, it shall be deemed null and void.

13. EFFECTIVE DATE AND DURATION OF PLAN.

This Plan shall be effective on the date this Plan is approved by the Company's shareholders (the "Effective Date") in accordance with applicable law. No Award shall be granted under this Plan after the day prior to the tenth anniversary of the Effective Date.

14. TAX WITHHOLDING.

The Company shall have the right to (i) make deductions from any settlement of an Award, including delivery or vesting of Shares, or require that Shares or cash, or both, be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any foreign, federal, state or local taxes required by law ("Net Settlement") or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding shall be satisfied and may permit Shares (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of such Shares.

15. SECTION 409A OF THE CODE.

In the event any Award under this Plan becomes subject to the provisions of Code Section 409A, this Plan and any such Award shall be administered and interpreted in a manner consistent with provisions of Section 409A of the Code and any rules or regulations issued pursuant thereto.

This Plan is intended not to provide for deferral of compensation for purposes of Section 409A, by means of complying with Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A. The provisions of this Plan shall be interpreted in a manner that satisfies the requirements of Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A and this Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

In the event that following the application of the immediately preceding paragraph, any Award is subject to Section 409A, the provisions of Section 409A of the Code and the regulations issued thereunder are incorporated herein by reference to the extent necessary for any Award that is subject Section 409A to comply therewith. In such event, the provisions of this Plan shall be interpreted in a manner that satisfies the requirements of Section 409A and the related regulations, and this Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Furthermore, with respect to Restricted Shares, RSUs and Performance Awards, to the extent necessary not to incur tax due to non-compliance with Section 409A, Change in Control will not be deemed to occur unless such Change in Control constitutes a "change in control event" (as such term is defined in Code Section 409A and the regulations issued thereunder).

Notwithstanding any other provision of this Plan, in the event a Participant is treated as a "specified employee" under Section 409A (and under the terms and conditions of the Company's specified employee policy) and any payment under this Plan is treated as a nonqualified deferred compensation payment under Section 409A, then payment of such amounts shall be delayed for six months and a day following the effective date of the Participant's termination of employment, at which time a lump sum payment shall be made to the Participant consisting of the sum of the delayed payments. This provision shall not apply in the event of a specified employee's termination of employment on account of death and, in the event of a specified employee's death during the aforementioned six-month and a day period, any such delayed nonqualified deferred compensation shall be paid within 30 days after such specified employee's death.

Notwithstanding any other provisions of this Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A shall be so exempt, nor that any Award intended to comply with Section 409A shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.